UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2006

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska		68112
(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors;
                Appointment of Principal Officers

As disclosed in a press release dated September 12, 2006, the Company announced that Brad French, its Chief Financial Officer, Corporate Secretary and Treasurer is retiring after 16 years of service. Kevin Herrmann, age 41 will assume his responsibilities on November 30, 2006. Mr. French will remain with the Company until his formal retirement at the conclusion of his employment agreement which extends through January 23, 2007. Mr. Herrmann has been the Controller of the Company for the past 9½ years and joined the Company in 1997. Prior to that, Mr. Herrmann was a CPA with Peat Marwick Mitchell & Co. (now KPMG International) for seven years.

Item 9.01               Financial Statements and Exhibits

99.1         Press Release, dated September 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: September 12, 2006	By:	/s/ John P. Wilmers
John P. Wilmers
President and CEO